Exhibit (1)(d)

                     STATE STREET RESEARCH SECURITIES TRUST

                    Amendment No. 4 to Master Trust Agreement

                             INSTRUMENT OF AMENDMENT



         Pursuant to Article IV, Sections 4.1 and 4.2 and Article VII, Section
7.3 of the Master Trust Agreement of the State Street Research Securities Trust (the "Trust") dated January 25, 1994 ("Master Trust Agreement"), as heretofore amended, the Master Trust Agreement is hereby amended to establish and designate an additional series of shares to be known as State Street Research __________ Fund, such new series to have the relative rights and preferences set forth in
Article IV, Section 4.2, subsections (a) through (1) of the Master Trust Agreement.

         This Amendment shall be effective as of ____________, 1998.

         IN WITNESS WHEREOF, the undersigned officer of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.



                                                     -------------------------
                                                     Francis J. McNamara, III
                                                     Secretary



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